Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 (No. 333-222597) of our report dated March 1, 2017, relating to our audit of the consolidated financial statements of Kindred Biosciences, Inc. appearing in the Annual Report on Form 10-K of Kindred Biosciences, Inc. for the year ended December 31, 2016.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ KMJ Corbin & Company LLP

Costa Mesa, California
January 31, 2018

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